Exhibit 10.45.1

FORM OF AMENDMENT TO THE PERFORMANCE STOCK UNIT AGREEMENT BETWEEN                           AND HERTZ GLOBAL HOLDINGS, INC.,

DATED AS OF                            (the “PSU AGREEMENT”).

This AMENDMENT TO THE PSU AGREEMENT (this “Amendment”), dated as of                           , 20    , is entered into by                                        (the “Participant”) and Hertz Global Holdings, Inc., a Delaware corporation (the “Company”), and approved by the Board of Directors of the Company.

W I T N E S S E T H

WHEREAS, the Participant and the Company are parties to the PSU Agreement;

WHEREAS, the Participant was previously granted                    Performance Stock Units (the “PSUs”) of the Company, each of which represents the right to receive, without payment, one share of Common Stock upon the occurrence of certain events, pursuant to the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan, as amended, (the “Plan) and subject to the terms and conditions set forth in the PSU Agreement;

WHEREAS, the Participant has advised the Company that he wishes to transfer, without consideration, ownership of the PSUs to                                                   ;

WHEREAS, the PSU Agreement does not currently permit the transfer of ownership of the PSUs except upon the Participant’s death; and

WHEREAS, the Compensation Committee of the Board of Directors of Hertz Global Holdings, Inc. (the “Committee”), pursuant to Section 6.4(a) of the Plan, has the authority to consent to the transfer of the PSUs.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

1.             Amendment to the Restrictions on Transferability.

Section 7(a) of the PSU Agreement shall be amended so as to read in its entirety (the additional language is printed in bold and the deleted language is struck through):

(a)  Restrictions on Transferability.  The Performance Stock Units granted hereby may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than with the consent of the Company or by will or by the laws of descent and distribution to the estate of the Participant upon the Participant’s death; provided that any such permitted transferee ~~the deceased Participant’s beneficiary or representative of the Participant’s estate~~ shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or the estate were the Participant.  Any attempt by the Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Performance Stock Units or any interest therein or any rights relating thereto without complying with the provisions of the Plan and this Agreement, including this Section 7(a), shall be void and of no effect.

2.             Except as modified hereby, the PSU Agreement as in effect immediately prior to this amendment shall remain in full force and effect.  Capitalized terms used but not defined herein shall have the same meaning as set forth in the PSU Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

HERTZ GLOBAL HOLDINGS, INC.

Name:
Title:

PARTICIPANT

Name:

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